Exhibit 10.2

Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

FIRST AMENDED AND RESTATED FORBEARANCE AGREEMENT

This FIRST AMENDED AND RESTATED FORBEARANCE AGREEMENT (this “Agreement”), dated as of July 15, 2020 (the “Forbearance Amendment Date”), is by and among Jill Acquisition LLC, a Delaware limited liability company (“Jill Acquisition”), J.Jill Gift Card Solutions, Inc., a Florida corporation (“J.Jill Gift Card Solutions” and together with Jill Acquisition, each a “Borrower” and collectively, the “Borrowers”), J.Jill, Inc., a Delaware corporation, as successor to JJill Holdings, Inc. and Jill Intermediate LLC (as replacement “Parent” of Jill Holdings LLC) (“Parent”), the Agent (as defined below) and the Lenders party hereto.

RECITALS

WHEREAS, reference is made to the ABL Credit Agreement dated as of May 8, 2015 (as amended by that certain Amendment No. 1 to ABL Credit Agreement, dated as of May 27, 2016, as further amended by that certain Amendment No. 2 to ABL Credit Agreement, dated as of August 22, 2018, as further amended by that certain Amendment No. 3 to ABL Credit Agreement, dated as of June 12, 2019, and as further amended, restated, amended and restated supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, Parent, the Lenders from time to time party thereto and CIT Finance LLC, as administrative agent and collateral agent (in such capacities, the “Agent”) (capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Credit Agreement);

WHEREAS, a Default or Event of Default has occurred pursuant to Section 11.01(c)(ii) of the Credit Agreement as a result of (x) the failure of Borrowers to deliver to Agent annual audited financial statements without a going concern qualification for the Borrowers’ fiscal year ended February 1, 2020, required by Section 9.01(b) of the Credit Agreement and (y) the failure of Credit Parties to timely and fully pay and perform their respective obligations under the leases applicable to the leased locations set forth on Exhibit A attached hereto (collectively, the “Specified Locations”) required by Section 9.14 of the Credit Agreement for the months set forth on Exhibit A (such Defaults or Event of Defaults described in clauses (x) and (y) above, together, the “Specified Defaults” and, together with any Default or Event of Default arising out of any inaccuracy of any representation and warranty or failure to give notice, solely relating to any Specified Default, the “Initial Specified Defaults”);

WHEREAS, the Borrowers, Parent, the Lenders party thereto and the Agent are parties to that certain Forbearance Agreement (the “Initial Forbearance Agreement”), dated as of June 15, 2020 (the “Forbearance Effective Date”), pursuant to which the Agent and the Lenders party thereto agreed to temporarily forbear from the exercise of their Rights and Remedies (as defined below) as to the Initial Specified Defaults, subject to the terms and conditions set forth in the Initial Forbearance Agreement;

WHEREAS, a Default or Event of Default has occurred (or may occur) pursuant to Section 11.01(c)(ii) of the Credit Agreement as a result of the failure to deliver to the Agent quarterly financial statements for the first Fiscal Quarter of the 2020 Fiscal Year (the “Q1 2020 Financial Statements”) pursuant to Section 9.01(a) of the Credit Agreement (the “Q1 2020 Financial Statement Default” and together with the Initial Specified Defaults, the “Specified Defaults” and, together with any Default or Event of Default arising out of any inaccuracy of any representation and warranty, or failure to give notice, relating to any Specified Default, the “Forbearance Defaults”);

WHEREAS, the Required Lenders and the Agent hereby provide notice to Borrowers of the Q1 2020 Financial Statement Default;

WHEREAS, upon the occurrence, and during the continuance, of the Forbearance Defaults, the Agent (upon the written request of the Required Lenders) would be entitled to exercise all rights and remedies under the Credit Agreement and any other Credit Document (including the charging of default interest, exercising rights of set off and conversion, and refusal to permit additional extensions of credit, as applicable) or applicable Law (collectively, all such rights and remedies the “Rights and Remedies”); and

WHEREAS, for the purpose of engaging in discussions regarding a potential recapitalization, restructuring or similar transaction, the Credit Parties have requested that the Lenders executing this Agreement (constituting Required Lenders) (x) continue to temporarily forbear from exercising their Rights and Remedies solely to the extent arising from the occurrence and continuation of the Forbearance Defaults, and (y) extend the outside Termination Date set forth in Section 2.02(a) of the Initial Forbearance Agreement, in each case subject to the terms and conditions of this Agreement;

WHEREAS, the Lenders executing this Agreement have agreed to such requests subject to the terms and conditions, and in reliance on the representations and warranties, set forth in this Agreement; and

WHEREAS, Borrower and the Lenders executing this Agreement desire to amend and restate the Initial Forbearance Agreement in its entirety by this Agreement in order to effectuate the foregoing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION I. ACKNOWLEDGMENTS

1.01 Acknowledgments. Each of the Credit Parties hereby acknowledges, confirms and agrees, upon execution and delivery of this Agreement, subject to the terms set forth herein, that:

(a) each Credit Party hereby acknowledges the accuracy of each Recital, which are true and correct and incorporated herein by reference;

(b) the Forbearance Defaults would constitute an Event of Default under the Credit Agreement upon the expiration of any cure period;

(c) each Credit Party hereby ratifies and affirms (as of the date hereof) the Credit Documents and the Secured Obligations and Guaranteed Obligations owing thereunder and the grants of Liens on the Collateral to secure the Secured Obligations pursuant to the Security Documents, and acknowledges (as of the date hereof) that the Credit Documents are and, after being amended by this Agreement, shall remain in full force and effect;

(d) (i) the Credit Documents constitute (and as amended by this Agreement shall continue to constitute) legal, valid and binding obligations and agreements of each of the Credit Parties enforceable against each Credit Party in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), (ii) the Credit Parties have no valid defense to the enforcement of such obligations and agreements and (iii) the Agent and the Lenders are entitled to the Rights and Remedies but have agreed to temporarily forbear from the exercise of such Rights and Remedies solely as to the Forbearance Defaults during the Forbearance Period (as defined below) subject to the terms and conditions set forth herein;

(e) Credit Parties are unconditionally indebted to the Lenders as of the Forbearance Amendment Date, in respect of the Loans and all other Obligations in the aggregate principal amount of not less than $31,800,380, together with interest accrued and accruing thereon, and all fees, costs, expenses and other sums and charges now or hereafter payable by Credit Parties to the Agent and the Lenders pursuant to the Credit Agreement and the other Credit Documents, all of which are unconditionally owing by Credit Parties to the Agent and the Lenders pursuant to the Credit Documents, in each case without offset, defense, set off, counterclaim or challenge of any kind, nature or description whatsoever;

(f) the Agent and the Lenders have, and shall continue to have valid, enforceable and perfected Liens upon the Collateral heretofore granted by such Credit Party to the Agent, for the benefit of the Lenders, pursuant to the Credit Documents or otherwise granted to or held by the Agent;

(g) subject to the terms and conditions of this Agreement (including Section 2), the Lenders have not waived, released or compromised, do not hereby waive, release or compromise, and may never waive, release or compromise any events, occurrences, acts, or omissions that may constitute or give rise to any Defaults or Events of Default (including the Forbearance Defaults) that existed or may have existed, or may presently exist, or may arise in the future, nor does any Lender waive any Rights and Remedies, including the right to direct the Agent to exercise any Rights and Remedies;

(h) the execution and delivery of this Agreement shall not, except as otherwise specifically set forth herein: (i) constitute an extension, modification, or waiver of any aspect of any of the Credit Documents; (ii) extend the maturity of the Obligations or the due date of any payment or performance of any Obligations or other obligations under the other Credit Documents or payable in connection with the Credit Documents; (iii) give rise to any obligation on the part of the Lenders to extend, modify or waive any term or condition of the Credit Documents; (iv) establish any course of dealing with respect to the Credit Documents; or (v) give rise to any defenses or counterclaims to the right of the Lenders to compel payment of the Secured Obligations or otherwise enforce their Rights and Remedies; and

(i) the Lenders’ agreement to temporarily forbear from the exercise of their Rights and Remedies solely as to the Forbearance Defaults, and to perform as provided herein, (i) shall not, except as expressly provided herein, invalidate, impair, negate or otherwise affect the Agent’s or Lenders’ ability to exercise their Rights and Remedies under the Credit Documents or otherwise and (ii) this Agreement shall not be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of any of the Credit Documents, or any rights or obligations thereunder.

SECTION II. FORBEARANCE

2.01 Forbearance. In consideration of the Credit Parties’ agreement to timely comply with the terms of this Agreement, and in reliance upon the representations, warranties, agreements and covenants of the Credit Parties set forth herein, subject to the satisfaction of each of the conditions precedent to the effectiveness of this Agreement, during the Forbearance Period, Agent and each Lender (severally and not jointly) hereby agree to forbear (the “Forbearance”) from exercising any of the Rights and Remedies with respect to the Forbearance Defaults. For the avoidance of doubt, during the Forbearance Period, each Lender agrees that it (individually or collectively) will not deliver any notice or instruction to the Agent directing the Agent, in each case, to exercise any of the Rights and Remedies under the Credit Documents or applicable Law against the Credit Parties with respect to the Forbearance Defaults. For the avoidance of doubt, this Agreement shall not, except as provided herein, (a) prevent the Lenders from receiving payments of principal and interest when due or (b) limit any other available rights or remedies of the Agent and/or the Lenders. The agreements set forth herein shall not constitute a waiver of the Forbearance Defaults nor shall it be an agreement to forbearance with regard to any other Defaults or Events of Default that may be continuing on the date hereof, or any Defaults or Events of Default that may occur after the date hereof, whether similar in kind or otherwise to the Forbearance Defaults and shall not constitute a waiver, express or implied, of any of the rights and remedies of the Agent and the Lenders under the terms of the Credit Agreement or any other Credit Documents on any future occasion or otherwise. The Forbearance set forth herein shall not impose or imply any obligation on the Agent or the Lenders to grant a forbearance of any Event of Default on any future occasion.

2.02 Forbearance Period. The Forbearance shall commence on the Forbearance Effective Date and continue until the earlier of (a) July 23, 2020 at 12:01 a.m. New York City time and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of clause (a) and clause (b), the “Termination Date” and the period commencing on the Forbearance Effective Date and ending on the Termination Date, the “Forbearance Period”); provided that the Forbearance Period may be extended by written confirmation (including, at the option of the Lenders constituting the Required Lenders, in their sole discretion, via e-mail, which may be provided by Stradley (defined below)) from Lenders constituting Required Lenders). Upon the Termination Date, the Forbearance Period shall immediately and automatically terminate (without further notice or action by the Agent or any Lender) and have no further force or effect, and each of the Lenders shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the Rights and Remedies as if this Agreement had never existed, and all of the Rights and Remedies shall be available without restriction or modification, as if this Agreement had not been effectuated. The Agent and the Lenders have not waived any of such Rights and Remedies (but have agreed to temporarily forbear from the exercise of such Rights and Remedies as to the Forbearance Defaults during the Forbearance Period subject to the terms and conditions set forth herein), and nothing in this Agreement, nor the making of any Loans from and after the date hereof or after the Termination Date, nor any delay on the Agent’s or the Lenders’ part after the Termination Date in exercising any such Rights and Remedies, can be construed as a waiver of any such Rights and Remedies.

SECTION III. EVENTS OF TERMINATION.

3.01 Events of Termination. The Forbearance Period shall automatically terminate immediately upon the occurrence of any of the following events (each, an “Event of Termination”):

(a) the Credit Parties’ failure to timely and fully pay and perform their obligations under the leases for the Specified Locations (i) where, individually, Inventory of the Credit Parties with a book value in excess of $1,000,000, or in the aggregate, Inventory of the Credit Parties (or any of them) with a book value in excess of $1,000,000, is stored or located, or (ii) where any Credit Party’s books and records are kept or maintained, results in (x) the termination of the leases with respect to such Specified Locations, (y) the termination of a Credit Party’s access rights with respect to such Specified Locations, or (z) the commencement of any other enforcement action by the lessors with respect to such Specified Locations;

(b) the failure of any Credit Party to comply with any term, condition or covenant set forth in this Agreement;

(c) the occurrence of a “Default” or “Event of Default” under the Credit Agreement, other than the Forbearance Defaults;

(d) the occurrence and continuance of any “Event of Default” under the Term Loan Credit Agreement, dated as of May 8, 2015 (as amended by that certain Amendment No. 1 to Term Loan Credit Agreement, dated as of May 27, 2016, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among the Jill Acquisition, Parent, the other guarantors from time to time party thereto, the lenders from time to time party thereto and Jefferies Finance LLC, as administrative agent (the “Term Loan Agent”) (other than the Forbearance Defaults (as defined in the First Amended and Restated Forbearance Agreement, dated as of the date hereof, with respect to the Term Loan Credit Agreement (the “Term Loan Forbearance Agreement”));

(e) the expiry or termination of the Term Loan Forbearance Agreement;

(f) a proceeding shall be commenced or any petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Credit Party or of a substantial part of the property or assets of any Credit Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party or (iii) the winding-up or liquidation of any Credit Party; or

(g) any Credit Party shall assert any claim or any cause of action to repudiate or assert a defense to this Agreement, the Credit Agreement or any other Credit Document or initiate any judicial, administrative or arbitration proceeding against the Agent or any Lender related to the foregoing.

SECTION IV. OTHER AGREEMENTS

4.01 Additional Covenants. In consideration of the Agent and the Lenders (constituting the Required Lenders) entering into this Agreement in accordance with the terms and conditions hereof, and in addition to (and not limited by) the covenants under the Credit Agreement, each Credit Party hereby covenants and agrees that the Credit Parties shall at all times through the Termination Date comply with each of the following covenants:

(a) The Credit Parties shall deliver to the Agent and the Lenders party hereto copies of any financial or other reporting provided to the Term Loan Agent and/or the Term Loan Secured Creditors under either the Term Loan Credit Agreement or the Term Loan Forbearance Agreement as and when delivered to the Term Loan Agent and/or the Term Loan Secured Parties, which shall be certified by an Authorized Officer of the Credit Parties to the Agent and the Lenders as true, correct and complete if and to the extent required to be certified to the Term Loan Agent and/or Secured Parties under the Term Loan Forbearance Agreement.

(b) The Credit Parties shall satisfy reasonable diligence requests of the Agent or the Lenders party hereto within a reasonable period of time after the receipt of each request.

(c) The Credit Parties shall promptly provide to the Agent written notice of the occurrence of an Event of Termination.

(d) No later than 5:00 p.m. New York City time on July 31, 2020, the Credit Parties shall deliver the Q1 2020 Financial Statements.

4.02 Monthly Reporting. The Agent and the Lenders executing this Agreement (constituting the Required Lenders) agree that, solely during the Forbearance Period, the financial statements required to be delivered pursuant to Section 9.01(c) of the Credit Agreement shall consist of the unaudited consolidated statements of income of the Borrowers and their Subsidiaries, which such financial statements shall be delivered in the manner and timeframe required under the Term Loan Forbearance Agreement.

4.03 Payment of Expenses. The Credit Parties agree to pay and reimburse the Agent promptly for all of its reasonable and documented out-of-pocket costs and expenses in accordance with Section 13.01(i) of the Credit Agreement arising in connection with this Agreement and which have arisen prior to the date hereof in connection with the Credit Agreement, including the reasonable fees and disbursements of Stradley Ronon Stevens & Young, LLP (“Stradley”).

4.04 Release.

(a) In consideration of the benefits received by the Credit Parties under this Agreement, and for other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), effective on the date of this Agreement, each of the Credit Parties, on behalf of itself, its Affiliates and its and its Affiliates’ agents, representatives, officers, directors, advisors, employees, Subsidiaries, Affiliates, successors and assigns (collectively, “Releasors”), hereby forever waives, releases and discharges each Lender, each Issuing Lender, each Joint Lead Arranger, the Agent, and each of their Affiliates and each of their and their Affiliates’ respective officers, directors, partners, general partners, limited partners, managing directors, members, stockholders, trustees, shareholders, representatives, employees, principals, agents, parents, subsidiaries, joint ventures, financial advisors, investment advisors, consultants, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives and attorneys of any of them, each in their capacities as such, (collectively, the “Releasees”), of and from any and all claims, causes of action, suits, obligations, demands, debts, agreements, promises, liabilities, controversies, costs, damages, expenses and fees whatsoever, whether arising from any act, failure to act, omission, misrepresentation, fact, event, transaction or other cause, and whether based on any federal, state, local or foreign law or right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which any Releasor now has, has ever had or may hereafter have against any Releasee arising contemporaneously with or prior to the date of this Agreement or on account of or arising out of any matter, cause, circumstance or event occurring contemporaneously with or prior to the date of this Agreement that (in each case) relate to, arise out of, or otherwise are in connection with any or all of the Credit Documents or this Agreement, or the transactions contemplated hereby or thereby (collectively, the “Released Claims”), in each case, other than any such Released Claims arising from the gross negligence, bad faith or willful misconduct of any Releasee, as determined by a final, non-appealable judgement by a court of competent jurisdiction. Each of the Credit Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, Subsidiaries, Affiliates, successors and assigns, hereby unconditionally and irrevocably agrees that it will not sue any Releasee on the basis of any Released Claim. The Credit Parties’ obligations under this Section 4.04 shall survive termination of this Agreement.

(b) Releasors understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provision of such release.

(c) Releasors agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

(d) Credit Parties represent and warrant that Credit Parties: (i) understand fully the terms of this Agreement and the consequences of the execution and delivery hereof, (ii) have been afforded an opportunity to have this Agreement reviewed by, and to discuss the same with, such attorneys and other persons as Credit Parties may wish, and (iii) have entered into this Agreement of their own free will and accord and without threat, duress or other coercion of any kind by any Person. Credit Parties acknowledge and agree that the terms and conditions of this Agreement are the result of negotiation between the parties hereto.

SECTION V. REPRESENTATIONS AND WARRANTIES

In consideration of the foregoing agreements, the Credit Parties jointly and severally hereby represent and warrant to Agent and each Lender, as follows:

5.01 Representation and Warranties. Immediately after giving effect to this Agreement and the transactions contemplated by this Agreement, the representations and warranties set forth in Section 8 of the Credit Agreement shall be, in each case, true and correct in all material respects (other than with respect to any such representations and warranties that are affected by the Forbearance Defaults); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification there-in) in all respects on such respective dates.

5.02 No Violation. Neither the execution, delivery and performance by each Credit Party of this Agreement nor the consummation of the transactions contemplated hereunder will (a) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (b) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of its Restricted Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Restricted Subsidiaries, except with respect to any violation or conflict referred to in clauses (a) and (b) to the extent that such violation or conflict could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

5.03 Authority. Each Credit Party has the company power and authority to execute, deliver and perform the terms and provisions of the Agreement and has taken all necessary company action to authorize the execution, delivery and performance by it of the Agreement. Each Credit Party has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Credit Parties hereto, enforceable against each Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

5.04 No Event of Default. As of the Forbearance Effective Date, no Event of Default or Default (other than the Forbearance Defaults) has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement.

SECTION VI. MISCELLANEOUS

6.01 Condition Precedent to Effectiveness of this Agreement. This Agreement and the Forbearance shall become effective upon:

(a) the parties to this Agreement receiving counterparts of this Agreement duly executed by the (i) Credit Parties, (ii) the Agent and (ii) the Lenders, who collectively constitute the Required Lenders;

(b) each of the Credit Parties, the Term Loan Agent and the Term Loan Secured Parties shall have entered into the Term Loan Forbearance Agreement, which shall be in form and substance and shall contain terms and conditions that are reasonably acceptable to the Agent and the Lenders (including a stated termination date no earlier than July 23, 2020), and which Term Loan Forbearance Agreement shall be in full force and effect and not subject to any unfulfilled conditions and the Agent shall have received a fully executed copy of the Term Loan Forbearance Agreement; and

(c) (i) as of the Forbearance Effective Date, no Default or Event of Default (other than the Forbearance Defaults) shall have occurred and be continuing, and (ii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Forbearance Effective Date (other than with respect to any such representations and warranties that are affected by the Forbearance Defaults) (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

6.02 Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.

6.03 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. Section 13.08 (Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial) of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.

6.04 Successors and Assigns. This Agreement shall be binding upon each of the Credit Parties, the Agent the Lenders and their respective successors and permitted assigns, and shall inure to the benefit of each such person and their permitted successors and permitted assigns.

6.05 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

6.06 Amendment. This Agreement may only be amended or modified in writing by the Credit Parties and the Required Lenders (or the Agent at the direction of the Required Lenders), subject to any additional requirements under the Credit Agreement, if applicable; provided that, at the option of the Required Lenders in their sole discretion, any such amendment may be effectuated through e-mail confirmation.

6.07 Credit Document. This Agreement is a Credit Document.

6.08 Entire Agreement. This Agreement and the other Credit Documents embody the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

6.09 No Implied Waivers. No failure or delay on the part of the Agent or any Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Credit Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Credit Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.10 Division. For all purposes under the Credit Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s law): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

6.11 Indemnification. The indemnification provisions set forth in Section 13.01 of the Credit Agreement shall apply to this Agreement.

6.12 Tolling of Statutes of Limitation. The parties hereto agree that all applicable statutes of limitations with respect to this Agreement, the Credit Agreement or any other Credit Document shall be tolled from the date hereof until the Termination Date.

6.13 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

6.14 Notices. Except as otherwise set forth herein, all notices, requests, demands and other communications under this Agreement will be given in accordance with the provisions of the Credit Agreement.

6.15 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT:

J.JILL, INC.

By:	/s/ Mark Webb
Name: Mark Webb
Title: Chief Financial Officer

BORROWERS:

JILL ACQUISITION LLC

By:	/s/ Mark Webb
Name: Mark Webb
Title: Chief Financial Officer

J. JILL GIFT CARD SOLUTIONS, INC.

By:	/s/ Mark Webb
Name: Mark Webb
Title: Chief Financial Officer

[Signature Page to ABL First Amended Forbearance Agreement]

AGENT:

CIT FINANCE LLC

By:	/s/ Robert L. Klein
Name: Robert L. Klein
Title: Director

[Signature Page to ABL First Amended Forbearance Agreement]

REQUIRED LENDERS:

[****]

By:	[****]
Name: [****]
Title: [****]

Exhibit A

Specified Locations

[****]